Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No.19 to Registration Statement (Investment Company Act File No. 811-21162) on Form N-1A of our report dated August 24, 2006, relating to the financial statements and financial highlights of Merrill Lynch Basic Value Principal Protected Fund of Merrill Lynch Principal Protected Trust (the “Trust”) (to be renamed BlackRock Basic Value Principal Protected Fund of BlackRock Principal Protected Trust) appearing in the corresponding Annual Report on Form N-CSR of the Trust for the year ended June 30, 2006, and to the reference to us under the heading “Financial Statements” in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 22, 2006